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                                                                    Exhibit 10.4

                  SECOND AMENDMENT TO STOCK PURCHASE DOCUMENTS

This Second Amendment to Stock Purchase Documents is made effective as of February 21, 2002 among Fresh America Corp., a Texas corporation (`"Fresh"), and Sam Perricone, Sr., Henry Beyer, and the Sam Perricone Children's Trust (collectively "Sellers").

1. This Second Amendment to Stock Purchase Documents modifies that certain Stock Purchase Agreement and related documents ("Stock Purchase Documents") between the parties dated October 30, 1998. This Second Amendment also modifies that certain Amendment to Stock Purchase Documents between the parties effective as of July 28, 2000.

2. The Stock Purchase Agreement and previous Amendment to Stock Purchase Documents are modified as follows:

             A. Because of the failure of Fresh to pay the sum of $350,000 due on January 1, 2002, Sellers have accelerated all remaining indebtedness in the sum of $725,000, which is now due and payable.

             B. Fresh has represented to Sellers that it is presently engaged in efforts to refinance its debt and, if successful, Fresh will pay the entire accelerated debt of $725,000 plus interest, to Sellers.

             C. Sellers agree to defer collection efforts to collect the payment of the accelerated debt of $725,000 due under the Stock Purchase Documents and Amendment to Stock Purchase Documents until the earlier of January 7, 2003 or the date upon which refinancing efforts of Fresh achieve funding.

             D. Interest will accrue at the rate of 10% per annum on accelerated debt of $725,000, from January 1, 2002, until paid.

             E. Until the entire accelerated debt is paid, Fresh will make partial quarterly interest payments to Sellers, based upon a 5% interest rate, on April 1, 2002, July 1, 2002 and October 1, 2002. The balance of the interest, based upon a 10% interest rate, will accrue and will be due when the principal is due in accordance with subsection 2.C. above.

3. If the entire indebtedness, principal and interest, is not paid to the Sellers in accordance with paragraph 2.C. above, the Sellers shall be entitled to commence collection efforts for the entire amount of the accelerated debt, principal and interest, without further notice.

           4. The Agreement by Sellers herein to defer collection efforts is dependent upon and expressly conditioned upon the following:

                A. That Larry Martin, Joseph Notarianni & Co., Inc., Joseph M. Cognetti, who have indebtedness currently due from Fresh, will cease, desist and

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                  defer their collection efforts until the earlier of refinance by Fresh or until January 7, 2003;

             B. That Fresh will proceed diligently, and use its best and continuous efforts, to obtain refinancing of its current debt, in an amount and upon terms that will allow the payoff of the entire accelerated indebtedness to Sellers, with interest, at the time the refinancing by Fresh is funded; and

             C. That Fresh will notify Sellers when a firm date for the funding of the refinancing is known to Fresh, within five (5) days of Fresh's receipt of that knowledge.

       5. The Agreement by Sellers herein to defer collection efforts will automatically terminate upon the earliest of any of the following:

             A.   The funding of refinancing obtained by Fresh;

             B. The filing by Fresh of a petition in bankruptcy, the commencement of an involuntary bankruptcy proceeding against Fresh, the service of any notice of assignment for benefit of creditors, commencement of an asset foreclosure proceeding against Fresh, a sale of assets, or a merger or acquisition;

             C. Collection activity instituted by Larry Martin, Joseph Notarianni & Co., Inc., or Joseph M. Cognetti; or

             D.   January 7, 2003.

6. If legal action is brought to enforce the terms and provisions of this Second Amendment, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

7. Venue and jurisdiction for any disputes arising out of this Agreement shall be in the State or Federal Court in Los Angeles, California. This Agreement shall be governed by the laws of the State of California.

8. This Agreement shall be binding upon third parties, successors, assigns, heirs, parties, subsidiaries, lenders, partners, spouses and the premises and representations made herein shall survive the execution of this Agreement.

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                                                     /S/ Sam Perricone

                                        ---------------------------------------
                                        Sam Perricone

                                        Sam Perricone Children's Trust

                                                     /S/ Paul Golub

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                                        Paul Golub, Trustee

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                                        Henry Beyer

                                        Fresh America Corp.


                                        By:_____________________________________
                                          Cheryl Taylor, Chief Financial Officer

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